Exhibit (n)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                 RIGGS FUNDS

                                  EXHIBIT A
                                    to the
                             Multiple Class Plan

                        as amended: September 1, 1998


                        RIGGS PRIME MONEY MARKET FUND:
                                CLASS Y SHARES
                                CLASS R SHARES

                       RIGGS SMALL COMPANY STOCK FUND:
                                CLASS B SHARES
                                CLASS R SHARES

                              RIGGS STOCK FUND:
                                CLASS B SHARES
                                CLASS R SHARES

                    RIGGS U.S. TREASURY MONEY MARKET FUND:
                                CLASS Y SHARES
                                CLASS R SHARES

         This Multiple Class Plan is adopted by RIGGS FUNDS with respect to the Classes of Shares of the portfolios of RIGGS FUNDS set forth above.

         Witness the due execution hereof this 1st day of September, 1998.

                                   RIGGS FUNDS

                                    By:/S/ JOSEPH S. MACHI
                                       ---------------------------------
                                    Name:  Joseph S. Machi
                                    Title:  Vice President